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                                                                  EXHIBIT 10.31

                      AMENDMENT TO BUSINESS LOAN AGREEMENT


     This Amendment to Business Loan Agreement ("Amendment") is made this 28th day of August, 1995, by and between OIOPT Acquisition Corp., a Delaware corporation ("Borrower"), and Bank One, Dayton, NA ("Bank One").

                                  WITNESSETH:

WHEREAS, Borrower and Bank One entered into a Business Loan Agreement dated July 14, 1993 (the "Agreement"); and WHEREAS, Borrower desires and Bank One has agreed to amend certain financial covenants set forth in the Agreement.

NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth herein, Borrower and Bank One agree to amend the Agreement as follows:

1. In Section 6.3, delete the first paragraph in its entirety and insert the following in its place:

                 6.3 NET WORTH. Guarantor agrees to maintain a Net Worth of not less than the amounts set forth for the following periods:

                               Periods                                 Amounts
                               -------                                 -------
                               03/31/95 - 03/30/96                    $8,000,000
                               03/31/96 - 03/30/97                    $8,500,000
                               03/31/97 and all times thereafter      $9,000,000

                          and a ratio of Total Debt (defined as any and all debt of Guarantor) to Net Worth of not more than 2.0 to 1.0 at March 31, 1995 and all times thereafter.

2. Delete Section 6.4 in its entirety,and insert the following in its place:

                 6.4 DEBT SERVICE COVERAGE RATIO. Guarantor agrees to maintain a ratio of Cash Flow (defined as the sum of net income, interest expense and non-cash charges) to Debt Service (defined as the sum of CMLTD and Interest Expense) of not less than 1.2 to 1.0, tested each fiscal quarter for the most recently completed four (4) fiscal quarter period, beginning December 31, 1995.


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3.       In Section 6.6, delete the first paragraph and the sections referring to Periods, Amounts and Ratios and insert the following in their place:

                 6.6 TANGIBLE NET WORTH. Borrower agrees to maintain a Tangible Net Worth of not less than the amounts set forth at the following dates:

                           Dates                                Amounts
                           -----                                -------
                           03/31/95 & 09/30/95                  $745,000
                           03/31/96 & 09/30/96                  $775,000
                           03/31/97 and all times thereafter    $795,000

                        and a ratio of Debt to Tangible Net Worth of not more than 1.75 to 1.0 at March 31, 1995 and all times thereafter.

4. Delete Section 6.7 in its entirety and insert the following in its place:

                 6.7 OPERATING INCOME RATIO. Borrower agrees to maintain a ratio of Operating Income (defined as school contribution before depreciation, interest and taxes) to debt service (defined as principal plus interest) of not less than 1.75 to 1.0, tested each fiscal quarter for the most recently completed four (4) fiscal quarter period.

5. In Section 6.10, line 9, the word "value" shall be defined as the midpoint between the Alternative Use Market Value and the Continued Use Market Value, as defined in the appraisal completed by the Gem Real Estate dated July 21, 1994.

6.       The following shall be included as a new Section 8.13:

                 8.13 REAPPRAISAL REQUIREMENT. In the event that the Borrower and/or Guarantor is in default of any of the covenants contained in the Loan Agreement, Borrower and/or Guarantor will reimburse Bank One for any reappraisal expenses incurred as a result of the loan to OIOPT Acquisition Corp.

7.       The following shall be included as a new Section 8.14:

                 8.14 Bank One, Dayton, NA hereby consents to the additional debt taken on by the Guarantor in its form of $2,200,000.00 term loan to Sirron Capital Corporation, as defined in the Loan Agreement dated March 31, 1995.

8. This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or



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         endorser of the Agreement or release any owner of collateral securing the Agreement. The validity, priority and enforceability of the Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.



                                     OIOPT ACQUISITION CORP.-Borrower

                                     By: /s/ Vince Pisano
                                        -----------------------------------
                                     Its: V.P. Finance
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                                     EDUCATIONAL MEDICAL, INC.-
                                     Guarantor

                                     By:  /s/ Vince Pisano
                                        -----------------------------------
                                     Its: V.P. Finance
                                         ----------------------------------

                                     BANK ONE, DAYTON, NA



                                     By: /s/ Scott E. Roman
                                        -----------------------------------

                                     Its: Senior Commercial Banking Officer
                                         ----------------------------------